EXHIBIT 32.1*

SECTION 1350 CERTIFICATIONS
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of California Coastal Communities, Inc. (the  “Company”) on Form 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Raymond J. Pacini, Chief Executive Officer of the Company, certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by 18 U.S.C. 1350 has been provided to California Coastal Communities, Inc. and will be retained by California Coastal Communities, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 7, 2004	/s/ Raymond J. Pacini
Raymond J. Pacini
Chief Executive Officer

*In accordance with clause (ii) of Item 601(b)(32), the above certification (A) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company explicitly incorporates it by reference in any such filing.